EXHIBIT 24

                           POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, THAT I, Edward J. Mooney, hereby constitute and appoint William A. Osborn, Barry G. Hastings, Perry R. Pero and Harry W. Short, or any of them, my true and lawful attorneys and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, to execute in my name and on my behalf, in all capacities as a Director of Northern Trust Corporation (the "Corporation"), a Registration Statement on Form S-8 and any amendments thereto (including, without limitation, post-effective amendments) to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of common stock (including associated Preferred Stock Purchase Rights) under the Northern Trust Corporation 1997 Stock Plan for Non-Employee Directors.

     I hereby ratify and confirm all that said attorneys, or any of them, have done or shall lawfully do by virtue of this Power of Attorney.

WITNESS my hand this 1st day of April, 1997.


                                                       /s/ Edward J. Mooney
                                                     ------------------------
                                                           Edward J. Mooney